Exhibit 10.2


                              AMENDMENT NUMBER ONE
                                     TO THE
         CELGENE CORPORATION 1995 NON EMPLOYEE DIRECTORS' INCENTIVE PLAN

         WHEREAS, the Celgene Corporation (the "Company") maintains the Celgene Corporation 1995 Non Employee Directors' Incentive Plan, as amended and restated as of June 22, 1999 (the "Plan");

         WHEREAS, pursuant to Article 11 of the Plan, the Board of Directors of the Company (the "Board") may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan; and

         WHEREAS, the Board desires to amend the Plan, effective as of June 22, 1999.

         NOW, THEREFORE, pursuant to Article 11 of the Plan, the Plan is hereby amended, effective as of June 22, 1999, as follows:

         1. Section 7(e) of the Plan is amended by the addition of the following language at the end thereof:

            "Notwithstanding the foregoing, the Board may determine at the time of grant or thereafter that an Option that is otherwise not transferable pursuant to this Section 7(e) is transferable to a "family member" in whole or in part and in such circumstances, and under such conditions, as specified by the Board. An Option that is transferred to a family member pursuant to the preceding sentence may not be subsequently transferred to such a family member. For purposes hereof, a "family member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Non Employee Director's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Non Employee Director) control the management of assets, and any other entity in which these persons (or the Non Employee Director) own more than 50% of the voting interests."